
<ARTICLE>                     9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE CURRENT
REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS AND ACCOMPANYING DISCLOSURES.
</LEGEND>
<CIK>                         0000020405
<NAME>                        CITICORP 1995
<MULTIPLIER>                  1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>               DEC-31-1995
<PERIOD-START>                  JAN-01-1995
<PERIOD-END>                    DEC-31-1995
<CASH>                           5,723
<INT-BEARING-DEPOSITS>           9,028
<FED-FUNDS-SOLD>                 8,113<F1>
<TRADING-ASSETS>                32,093
<INVESTMENTS-HELD-FOR-SALE>     18,213
<INVESTMENTS-CARRYING>               0<F2>
<INVESTMENTS-MARKET>                 0<F2>
<LOANS>                        165,642
<ALLOWANCE>                      5,368
<TOTAL-ASSETS>                 256,853
<DEPOSITS>                     167,131
<SHORT-TERM>                    16,334<F3>
<LIABILITIES-OTHER>              9,767
<LONG-TERM>                     17,151
<COMMON>                           461
<PREFERRED-MANDATORY>                0
<PREFERRED>                      3,071
<OTHER-SE>                      16,049
<TOTAL-LIABILITIES-AND-EQUITY> 256,853
<INTEREST-LOAN>                 17,808
<INTEREST-INVEST>                1,544
<INTEREST-OTHER>                 3,611
<INTEREST-TOTAL>                22,963
<INTEREST-DEPOSIT>               8,902
<INTEREST-EXPENSE>              13,012
<INTEREST-INCOME-NET>            9,951
<LOAN-LOSSES>                    1,991
<SECURITIES-GAINS>                 132
<EXPENSE-OTHER>                  3,678
<INCOME-PRETAX>                  5,585
<INCOME-PRE-EXTRAORDINARY>       3,464
<EXTRAORDINARY>                      0
<CHANGES>                            0
<NET-INCOME>                     3,464
<EPS-PRIMARY>                     7.21
<EPS-DILUTED>                     6.48
<YIELD-ACTUAL>                    4.46<F4>
<LOANS-NON>                      4,194<F5>
<LOANS-PAST>                       997<F6>
<LOANS-TROUBLED>                   421
<LOANS-PROBLEM>                      0
<ALLOWANCE-OPEN>                 5,155
<CHARGE-OFFS>                    2,338
<RECOVERIES>                     1,692
<ALLOWANCE-CLOSE>                5,368<F7>
<ALLOWANCE-DOMESTIC>                 0<F8>
<ALLOWANCE-FOREIGN>                  0<F9>
<ALLOWANCE-UNALLOCATED>              0<F10>

<F1> Includes Securities Purchased Under Resale Agreements.
<F2> On November 30, 1995, Citicorp transferred $4,749MM of debt securities from the held-to-maturity category to the available for sale category at fair value ($4,334MM), as permitted under guidelines issued by the FASB. As a result, stockholders' equity was reduced $260MM (net of tax).
<F3> Purchased Funds and Other Borrowings.
<F4> Taxable Equivalent Basis.
<F5> Includes $1,534MM of cash-basis commercial loans and $2,660MM of consumer loans on which accrual of interest has been suspended.
<F6> Accruing loans 90 or more days delinquent.
<F7> Allowance  activity for 1995 includes $(86)MM in other changes, principally foreign exchange effects and net transfers (to) from the reserve for Consumer Sold Portfolios.
<F8> No portion of Citicorp's credit loss allowance is specifically allocated to any individual loan or group of loans, however, $1,809MM of the allowance at December 31, 1995 was attributed to operations outside the U.S. (see Note 10 to the 1995 Annual Report).
<F9>  See Footnote F8 above.
<F10> See Footnote F8 above.

